Exhibit 24 - Powers of Attorney
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                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute James R. Joyce, Benjamin W. Heath and Timothy L. Largay and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Coastal Caribbean Oils & Minerals Ltd. or otherwise) the Registration Statement on Form S-1 of Coastal Caribbean Oils & Minerals Ltd. respecting shares of common stock of Coastal Caribbean Oils & Minerals Ltd. to be offered to the stockholders thereof, and any and all amendments thereto and to file such Form S-1 and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 9th day of January 2002.



By:  /s/ Graham B. Collis                      By:  /s/ Nicholas B. Dill
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Name:  Graham B. Collis                        Name:  Nicholas B. Dill



By:   /s/Benjamin W. Heath                     By: /s/ John D. Monroe
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Name:  Benjamin W. Heath                       Name:  John D. Monroe



By:  /s/ Timothy L. Largay                     By:  /s/ Philip W. Ware
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Name:  Timothy L. Largay                       Name:  Philip W. Ware